EXHIBIT 32

In connection with the Annual Report of Colorado Ceramic Tile, Inc. (the “Company”) on Form 10-K for the period ending June 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), Sandie Venezia, the Principal Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

October 12, 2011	/s/ Sandie Venezia
Sandie Venezia, Principal Executive and
Financial Officer